Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN EARNINGS

Aiken, South Carolina (February 3, 2014) - Security Federal Corporation (“Company”) (OTC:SFDL), the holding company of Security Federal Bank (“Bank”), today announced earnings for the year ended December 31, 2013. Net income available to common shareholders increased $1.4 million or 72.3% to $3.4 million or $1.14 per common share (basic) for the year ended December 31, 2013 compared to $1.9 million or $0.66 per common share (basic) for the twelve months ended December 31, 2012. The increase was primarily the result of a decrease in the provision for loan losses combined with an increase in non- interest income.

The Company reported net income available to common shareholders of $1.1 million or $0.38 per common share (basic) for the three months ended December 31, 2013, an increase of $665,000 or 149.8% compared to net income of $444,000 or $0.15 per common share (basic) for the three months ended December 31, 2012. The increase was primarily the result of a decrease in the provision for loan losses of $950,000, and non-interest expense of $229,000 offset slightly by a $233,000 decrease in non-interest income.

For the year ended December 31, 2013, the provision for loan losses was $2.6 million, a $1.3 million or 32.6% decrease from $3.9 million for the comparable period in 2012. For the quarter ended December 31, 2013, the Company recognized no provision for loan losses compared to $950,000 for the quarter ended December 31, 2012. Non-performing assets, which consist of non-accrual loans and repossessed assets, decreased $11.2 million or 44.5% to $14.0 million at December 31, 2013 from $25.2 million at December 31, 2012. Net charge offs were 1.01% of gross loans during the year ended December 31, 2013 compared to 1.69% for the same period in 2012 and the allowance for loan losses represented 275.2% of net charge offs during the year ended December 31, 2013 compared to 166.0% of net charge offs during the comparable period in 2012.

Non-interest income increased $917,000 or 15.3% to $6.9 million for the year ended December 31, 2013 from $6.0 million for the comparable twelve month period in 2012. The increase is a result of income related to a grant the Bank received in recognition of its commitment to community development. During the year ended December 31, 2013, the Company recognized $929,000 in grant income in connection with this award compared to no income for the same period in 2012. Non-interest income for the quarter ended December 31, 2013 decreased $233,000 or 13.7% to $1.5 million compared to $1.7 million for the same quarter in 2012 as a result of a $364,000 decrease in the gain on sale of investments offset partially by an increase in grant income of $196,000.

Non-interest expense decreased $154,000 or 0.7% to $22.0 million for the year ended December 31, 2013, compared to $22.2 million for the same period in 2012. For the quarter ended December 31, 2013, non-interest expense decreased $229,000 or 4.0% to $5.5 million compared to $5.7 million for the same quarter in 2012. The decreases in both periods are primarily the result of a decrease in the net cost of operation of other real estate owned.  For the year ended December 31, 2013, net cost of operation of other real estate owned decreased $1.6 million or 49.9% to $1.6 million compared to $3.2 million for the comparable period in 2012. Net cost of operation of other real estate owned decreased $444,000 or 56.8% to $338,000 for the quarter ended December 31,

2013 compared to $782,000 for the same quarter in 2012. The net cost of operation of other real estate owned includes all expenses associated with other real estate owned including write-down in value and gain or loss on sales incurred during the period. Other real estate owned was $3.9 million at December 31, 2013 compared to $6.8 million at December 31, 2012.

Total assets at December 31, 2013 were $849.2 million a decrease of $41.1 million or 4.6% compared to $890.4 million at December 31, 2012. Net loans receivable decreased $38.8 million or 9.8% to $358.9 million at December 31, 2013 from $397.7 million at December 31, 2012.  Total deposits decreased $17.6 million or 2.6% to $658.7 million at December 31, 2013 compared to $676.3 million at December 31, 2012.  Federal Home Loan Bank advances, other borrowings, convertible senior debentures and subordinated debentures decreased $18.8 million or 15.0% to $107.0 million at December 31, 2013 from $125.8 million at December 31, 2012.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KT for the fiscal year ended December 31, 2012.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

INCOME STATEMENT HIGHLIGHTS

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total interest income	$7,357	$8,044	$30,447	$33,743

Total interest expense	1,664	2,378	7,533	10,274

Net interest income	5,693	5,666	22,914	23,469

Provision for loan losses	-	950	2,645	3,925

Net interest income after
provision for loan losses	5,693	4,716	20,269	19,544

Non-interest income	1,470	1,703	6,896	5,979

Non-interest expense	5,464	5,693	22,033	22,187

Income before income taxes	1,699	726	5,132	3,336

Provision for income taxes	480	172	1,341	951

Net income	$1,219	$554	$3,791	$2,385

Preferred stock dividends	110	110	440	440

Net income available to common
shareholders	$1,109	$444	$3,351	$1,945

Earnings per common share (basic)	$0.38	$0.15	$1.14	$0.66

	BALANCE SHEET HIGHLIGHTS

	December 31, 2013	December 31, 2012	% Change

Total assets	$849,248	$890,355	-4.62%

Cash and cash equivalents	7,630	7,904	-3.47%

Total loans receivable, net	358,917	397,706	-9.75%

Investment and mortgage-backed securities	431,003	430,988	-

Deposits	658,697	676,339	-2.61%

Borrowings	106,982	125,813	-14.97%

Shareholders' equity	77,990	82,592	-5.57%

Book value per share	$19.02	$20.45	-6.99%

Total risk based capital ratio (1)	20.77%	20.77%	0.00%

Non performing assets	13,960	25,159	-44.51%

Non performing assets to total assets	1.64%	2.83%	-42.05%

Allowance as a percentage of gross loans, held for investment	2.78%	2.80%	-0.71%

(1)- This ratio is calculated using Bank only information and not consolidated information.